UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

August 4, 2009
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

On2 Technologies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-15117	84-1280679
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

3 Corporate Drive, Suite 100, Clifton Park, NY 12065
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(518) 348-0099
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 4, 2009, On2 Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Google Inc., a Delaware corporation (“Google”), and Oxide Inc., a Delaware corporation and a wholly owned subsidiary of Google (“Merger Sub”).  Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Google (the “Merger”).  The directors and officers of Merger Sub immediately prior to the Merger shall be the directors and officers of the surviving corporation after the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company will be canceled and extinguished and will be automatically converted into that number of shares of Google’s Class A Common Stock, par value $0.001 per share (“Google Common Stock”), equal to the exchange ratio set forth in the Merger Agreement, which shall equal $0.60 divided by the volume weighted average trading price of a share of Google Common Stock on the Nasdaq Global Select Market for the 20 trading day period ending on the second trading day prior to the date of the Company’s stockholders meeting to consider and approve the Merger Agreement.

The Merger Agreement, which has been approved by the Company’s board of directors, contains (a) representations and warranties of the Company and Google, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, reports and regulatory matters, financial statements, and compliance with law; (b) covenants of the Company to conduct its business in the ordinary course and not to take certain actions until the Merger is completed; and (c) covenants of Google and the Company to use their reasonable best efforts to complete the transaction, including making any required filings.  The Company has also agreed not to (i) solicit proposals relating to alternative transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative transactions.

Consummation of the Merger is subject to conditions to closing, including (a) approval of the Merger Agreement by the Company’s stockholders; (b) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (c) effectiveness of a Registration Statement on Form S-4 in connection with the issuance of Google Common Stock in connection with the Merger; (d) delivery of customary opinions from counsel to the Company and to Google that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes; (e) the absence of certain legal impediments to the consummation of the Merger; (f) no more than one of three specified employees of the Company having rescinded or terminated their offers of employment from Google; and (g) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants by each party.

The Merger Agreement also contains customary termination provisions, including permitted termination of the Merger Agreement (a) by Google if the Company’s board of directors recommends a competing proposal or withdraws its recommendation of the Merger; (b) by either party if the Company’s stockholders do not approve the Merger Agreement; (c) by either party if a governmental entity enjoins the Merger; (d) by either party if the other materially breaches its representations, warranties or covenants contained in the Merger Agreement; or (e) by either party if the Merger has not closed by March 31, 2010.

In certain circumstances in connection with the Merger Agreement, including if the Company’s board of directors changes or withdraws its recommendation of the Merger, the Company must pay to Google a termination fee of $2,000,000.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and were made as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are qualified by information in confidential disclosure schedules that the Company exchanged with Google in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Google, the Company or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other documents that each of Google and the Company file with the Securities and Exchange Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Retention and Severance Plan

On August 4, 2009, the Compensation Committee of the Company’s board of directors (the “Compensation Committee”) adopted the On2 Technologies, Inc. Retention and Severance Plan (the “Retention Plan”) in connection with the proposed Merger. The Retention Plan is designed to provide incentives for certain covered employees to assure that the Company will have the continued dedication and objectivity of such employees pending the completion of the Merger and to provide severance to all other employees of the Company who would not otherwise receive severance payments if they do not continue as employees of Google after completion of the Merger.

Under the Retention Plan, certain eligible employees designated by the Company’s board of directors or the Compensation Committee shall receive a retention bonus payment consisting of a percentage of their annual salary.  The percentage applicable to each eligible employee shall be determined by the Company’s board of directors or the Compensation Committee.  The retention bonus payment shall be paid in a lump sum within 30 days following the closing date of the Merger.  The estimated aggregate amounts that any of the Company’s named executive officers would be eligible to receive as retention bonus payments under the Retention Plan, are $250,000, $172,500 and $80,000, payable to Messrs. Frost, Reusing and Boomer, respectively.

The Retention Plan also provides for severance benefits for all employees of the Company or its subsidiaries (other than employees of On2 Technologies Finland Oy) not otherwise covered by existing severance agreements (“Participants”).  These severance benefits will be paid to any Participant:

•
who is terminated or who is advised in writing that such employee will not be receiving an offer of employment, in each case for any reason on or before the 60th date after the closing of the Merger (except for cause, as defined in the Retention Plan);

•	who does not receive an offer of employment within 60 days after the closing date of the Merger and whose employment is terminated (by the employee, Google or the Company); or

•
who declines an offer of employment made within 60 days after the closing date of the Merger and whose employment is then terminated (by the employee, Google or the Company) within 45 days after such Participant’s receipt of the offer of employment.

Participants who meet the conditions set forth above shall receive a severance payment equal to three months of annual salary, to be paid in a lump sum within 30 days after signing a separation agreement and release if the Participant is under 40 years old, or within 38 days after signing a separation agreement and release if the Participant is 40 years old or older.  Participants terminated before the completion of the 60-day period after the closing of the Merger shall also be paid their base salary and continuation of standard Company benefits as if they had been employed during such 60-day period.  No Participant may receive both severance under the Retention Plan as well as severance under alternative severance agreements or arrangements with the Company, but shall only receive the severance payments under whichever arrangement offers the employee the greatest amount of pay.  The estimated aggregate amount that any of the Company’s named executive officers would be eligible to receive as severance payments under the Plan is $40,000, payable to Wayne Boomer.

The foregoing description of the Retention Plan does not purport to be complete and is qualified in its entirety by reference to the Retention Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On August 5, 2009, the Company and Google issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

Google plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 in connection with the transaction, which will include a Proxy Statement of the Company that also constitutes a Prospectus of Google.  The Company will mail the Proxy Statement/Prospectus to its stockholders in connection with the transaction.  The Registration Statement and the Proxy Statement/Prospectus will contain important information about Google, the Company, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.  Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Google and the Company through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at 650-253-7663 or the Company’s Investor Relations at 617-956-6728.  In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Google’s website at www.google.com and on the Company’s website at www.on2.com.

Participants in the Solicitation

Google, the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Google’s executive officers and directors is included in Google’s definitive proxy statement, which was filed with the SEC on March 24, 2009, and information regarding the Company’s executive officers and directors is included in the Company’s definitive proxy statement, which was filed with the SEC on April 7, 2009.  The Proxy Statement/Prospectus for the proposed transaction will provide more information about participants in the solicitation of proxies from the Company’s stockholders, which participants may have interests different from the Company’s stockholders generally.  You can obtain free copies of these documents from Google or the Company using the contact information above.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among On2 Technologies, Inc., Google Inc. and Oxide Inc., dated August 4, 2009

10.1	On2 Technologies, Inc. Retention and Severance Plan, dated August 4, 2009

99.1	Joint Press Release issued by On2 Technologies, Inc. and Google Inc., dated August 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On2 Technologies, Inc.

By:	/s/ Matthew Frost
Matthew Frost
Interim Chief Executive Officer and Chief Operating Officer

Dated: August 5, 2009

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among On2 Technologies, Inc., Google Inc. and Oxide Inc., dated August 4, 2009

10.1	On2 Technologies, Inc. Retention and Severance Plan, dated August 4, 2009

99.1	Joint Press Release issued by On2 Technologies, Inc. and Google Inc., dated August 5, 2009